                                                                  EXHIBIT 10.10








                                 LEASE AGREEMENT




                                 by and between





               KALPAKJIAN, MASCIANDAR0 AND MASCIANDARO PARTNERSHIP






                                       and






                          COLORADO PRIME (FLORIDA), INC.








                          Dated as of November 1, 1985


                                                    Prepared by & Return to
                                                    Patricia D. Wheeler
                                                    Livermore Klein & Lott, P.A.
                                                    701 Fisk Street, #225
                                                    Jacksonville, Florida 32204

                                TABLE OF CONTENTS
                             BROWARD COUNTY, FLORIDA
                (KALPAKJIAN, MASCIANDARO AND MASCIANDARO PROJECT)
                                 LEASE AGREEMENT



                                    ARTICLE I
                DEFINITIONS, REPRESENTATIONS AND DEMISING CLAUSE

Section 1.1       Definitions ..........................................................     1
Section 1.2       Representations of the Lessor ........................................     4
Section 1.3       Representations by the Lessee ........................................     5
Section 1.3       Demise of the Leased Premises ........................................     5

                                   ARTICLE II
                           ACQUISITION OF THE PROJECT

Section 2.1       Agreement to Acquire .................................................     6
Section 2.2       No Warranty of Suitability by Lessor;
                  Lessor Required to Complete Project in
                  Certain Events .......................................................     6
Section 2.3       Lessor to Pursue Remedies Against Contractors and Subcontractors
                  and Their Sureties ...................................................     7


                                   ARTICLE III
                    DURATION OF LEASE TERM; RENTAL PROVISIONS

Section 3.1       Duration of Term .....................................................    8
Section 3.2       Rent .................................................................    8
Section 3.3       Obligations of Lessee Unconditional ..................................    8


                                   ARTICLE IV
             MANAGEMENT, OPERATION, MAINTENANCE, TAXES AND INSURANCE

Section 4.1       Management, Operation, Maintenance, and Repair of Project ............  10
Section 4.2       Taxes, Other Governmental Charges and Utility Charges ................  10
Section 4.3       Insurance and Fidelity Bonds .........................................  11
Section 4.4       Advances by Lessor or Trustee ........................................  12
Section 4.5       Indemnity of Lessor ..................................................  12


                                    ARTICLE V
           PROVISIONS RESPECTING DAMAGE, DESTRUCTION AND CONDEMNATION

Section 5.1       Damage and Destruction ...............................................  13
Section 5.2       Condemnation .........................................................  14

Section 5.3       Condemnation of Lessee-Owned Property ..............................   14
Section 5.4       Property Substituted in Project ....................................   15

                                   ARTICLE VI
             CERTAIN PROVISIONS RELATING TO ASSIGNMENT, SUBLEASING,
                            MORTGAGING AND THE BONDS

Section 6.1       Assignments and Subleases ..........................................   16
Section 6.2       Pledge of Lease Under Indenture; Trustee's Rights in Event
                  of Default; Lessee's Right to Remedy Default Under Indenture;
                  Amendment of Lease and Indenture ...................................   16
Section 6.3       References to Bonds Ineffective after Bonds Paid ...................   16
Section 6.4       Lease Subordinate to Mortgage ......................................   16

                                   ARTICLE V1I
                       PARTICULAR COVENANTS OF THE LESSEE

Section 7.1       General Covenants ..................................................   17
Section 7.2       Examination of Project and Books and Records of the Lessee .........   17
Section 7.3       Special Covenants ..................................................   17


                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

Section 8.1       Events of Default Defined ..........................................   18
Section 8.2       Remedies on Default ................................................   18
Section 8.3       No Remedy Exclusive ................................................   19
Section 8.4       No Additional Waiver Implied by One Waiver .........................   19


                                   ARTICLE IX
                       INTERNAL REVENUE CODE, SECTION 103

Section 9.1       Covenant with Respect to Section 103(c) of the Internal
                  Revenue Code .......................................................  20
Section 9.2       Requirements of Tax Exemption ......................................  20


                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.1      Covenant of Quiet Enjoyment ........................................  23
Section 10.2      Prior Agreements Cancelled .........................................  23
Section 10.3      Execution Counterparts .............................................  23
Section 10.4      Binding Effect .....................................................  23
Section 10.5      Severability .......................................................  23
Section 10.6      Article and Section Captions .......................................  23
Section 10.7      Governing Law ......................................................  23
Section 10.8      Notices ............................................................  23

         THIS LEASE AGREEMENT dated as of November 1, 1985, between KALPAKJIAN, MASCIANDARO AND MASCIANDARO PARTNERSHIP, a Florida general partnership, party of the first part (the "Lessor" as hereinafter defined), and COLORAD0 PRIME (FLORIDA), INC., a Florida corporation, party of the second part (the "Lessee" as hereinafter defined),

         WHEREAS, the Broward County, Florida (the "Issuer") has duly authorized the financing of the Project (as hereinafter defined) by and at the expense of the Lessor on the terms and conditions set forth in the Loan Agreement, Mortgage and Security Agreement dated as of November 1, 1985, between the Lessor and the Issuer (the "Loan Agreement") and has also authorized the lease of the Project by the Lessor for operation by the Lessee; and the Issuer has further authorized the issuance and sale of not exceeding $1,100,000 aggregate principal amount of its Industrial Development Revenue Bonds, Series 1985 (Kalpakjian, Masciandaro and Masciandaro Project) (the "Bonds" as hereinafter defined), the proceeds of the sale of which will be loaned to the Lessor to pay the costs of acquiring, constructing and equipping the Project as such costs are hereinafter defined; and

         WHEREAS, the Bonds are issued under and secured by a Trust Indenture dated as of November 1, 1985 (the "Indenture"), by and between the Issuer and Barnett Banks Trust Company, N.A., as Trustee (the "Trustee" as hereinafter defined), whereby the Issuer and the Trustee have agreed that the Trustee shall receive the proceeds from the sale of the Bonds and disburse the same for the cost of the acquisition, construction, equipping and installation of the Project; and

         WHEREAS, pursuant to the Loan Agreement, the Lessor has conveyed and assigned to the Issuer all its right to receive payments pursuant to this Lease as security for the bonds, now therefore,

                                   WITNESSETH:

         In consideration of the mutual covenants and agreements hereinafter contained, the parties hereto hereby covenant, agree and bind themselves as follows, to-wit:

                                    ARTICLE I

                DEFINITIONS, REPRESENTATIONS AND DEMISING CLAUSE

         Section 1.1 Definitions. The following words, terms or phrases, when used in this Lease, have the following meanings, unless the context clearly indicates a different meaning.

         "Bonds" means the Industrial Development Revenue Bonds, Series 1985 (Kalpakjian, Masciandaro and Masciandaro Project) of the Issuer and each series thereof, issued pursuant to the Indenture, and including any Additional Bonds.

         "Bond Fund" means the fund established as a trust fund under the Indenture for the payment of the principal of and interest on the Bonds.

         "Bond Year" shall mean, for each series of Bonds, the one year period beginning on the day after the expiration of the preceding bond year. The first bond year begins on the date of delivery of the applicable series of Bonds and ends one year later.

         "Equipment" shall mean all personal property purchased with proceeds of the Bonds or proceeds of Additional Bonds as defined in the Indenture or constituting any portion of the Project, including but not limited to the furnishings, machinery, equipment, and other tangible personal property more particularly described in Exhibit "B" hereto.

         "Improvements" shall mean the facilities to be constructed, renovated, improved, and equipped upon the Realty in accordance with the Plans and Specifications, including, but not limited to, an approximately 20,000 square foot one story building, including any necessary site preparation, fencing, paving, structures, piping, fixtures, and all other improvements.

         "Indenture" means the Trust Indenture (including any indenture supplemental thereto) between the Issuer and Barnett Banks Trust Company, N.A., as Trustee, dated as of November 1, 1985.

         "Independent Architect" shall mean an architect or architectural firm registered and qualified to practice the profession of architecture under the laws of the State not unsatisfactory to the Trustee and not in the full-time employment of either the Issuer or the Lessor.

         "Independent Engineer" means an engineer or engineering firm registered and qualified to practice the profession of engineering under the laws of the State not unsatisfactory to the Trustee and not in the full-time employment of either the Lessor or the Lessee.

         "Initial Purchaser" shall mean Barnett Bank of South Florida, N.A., a national banking association with its principal office and place of business in the City of Pompano Beeach, Florida, the initial purchaser of the Bonds.

         "Issuer" means Broward County, Florida.

         "Lease" means this Lease by and between the Lessor and the Lessee and all duly authorized supplements and amendments hereto.

         "Lease Term" means the duration of the leasehold estate granted in
Section 3.1 of this Lease.

         "Leased Premises" means the Realty, the Equipment, the Project and the Improvements, less any such real estate, interests in real estate and other rights as may be taken by the exercise of the power of eminent domain.

         "Lessee" means (i) the party of the second part hereto and its successors and assigns and (ii) any surviving, resulting or transferee entity as permitted in Section 7.3(e) of this Lease.

         "Lessor" means (i) the party of the first part hereto and its successors and assigns and (ii) any surviving, resulting or transferee corporation as permitted in Section 6.3 hereof.

         "Loan Agreement" means that Loan Agreement, Mortgage and Security Agreement dated as of November 1, 1985, between the Issuer and the Lessor.

         "Met Proceeds", when used with respect to the sale or other disposition (including, but not limited to, condemnation or insured loss) of any portion of the Leased Premises means the gross proceeds received as a result of the sale or other disposition with respect to which that term is used remaining after payment of all reasonable expenses (including reasonable attorneys' fees and any extraordinary fee of the Trustee) incurred in the collection of such gross proceeds.

         "Permitted Encumbrances" means as of any particular time, (i) liens for ad valorem taxes permitted to exist as provided in this Lease or not then delinquent, (ii) the Indenture, the Loan Agreement (including the Mortgage interest and Security Interest created therein) and this Lease, (iii) utility, access or other easements and rights-of-way, party walls, agreements with respect to common use of utilities, and restrictions and exceptions that may be granted or are permitted under this Lease, (iv) any mechanics', laborers', materialmen's, suppliers' or vendors' lien or right or purchase money security interest provided that (a) payment is not yet due and payable under the contract in question or (b) payment has been secured through posting of a bond or other means acceptable to the Lessee, (v) such subordinate, junior and secondary encumbrances as are permitted by the Indenture, (vi) such minor defects, irregularities, encumbrances, easements, rights-of-way and clouds on title as normally exist with property similar in character to the Leased Premises as do not materially impair the use of the Leased Premises for the purpose for which it was acquired or is held by the Lessor, and (vii) any encumbrance expressly permitted by the Loan Agreement.

         "Plans and Specifications" shall mean the plans and specifications prepared for the Project, certified by a Borrower's Authorized Representative and filed with the Trustee at the date of issuance of the Bonds, as the same may be revised from time to time prior to the Completion Date in accordance with
Section 3.2 of the Loan Agreement.

         "Project" shall mean industrial facilities to be acquired, constructed and equipped on the Realty, all to be used as a regional headquarters and distribution facility of approximately 20,000 square feet. The Project shall include the Realty, the Improvements and the Equipment.

         "Project Costs" means the items defined as "Costs" under the Loan Agreement.

         "Project Fund" means the fund established as a trust fund under the Indenture, from which funds are to be withdrawn to acquire, construct and equip the Project pursuant to the Plans and Specifications.

         "Project Representative" means the agent of the Lessee who at the time shall have been designated by the Lessee as Project Representative pursuant to the provisions hereof.

         "Realty" shall mean the real property described in Exhibit "A" attached hereto.

         "Redemption Account" means the account established under the Indenture as part of the Bond Fund to provide for the redemption or payment of the Bonds.

         "Redemption Date" means the date fixed for redemption of Bonds subject to redemption in any notice of such redemption published in accordance with the Indenture.

         "Rent" or "Monthly Rent" or "rent" or "monthly rent" each means and includes all rental payments required by Section 3.2 hereof.

         "State" means the State of Florida.

         "Trustee" means the trustee at the time serving as such under the Indenture.

         "Unimproved" when used with reference to the Leased Premises means any part or parts of the Leased Premises upon the surface of which no part of a building or other structure rests.

         Section 1.2 Representations of the Lessor. The Lessor makes the following representations:

         (a) The Lessor, prior to or concurrently with the delivery hereof, has acquired the Realty, subject to Permitted Encumbrances, and proposes to complete or to cause to be completed, the Improvements, the Equipment and the Project on the Realty.

         (b) In order to finance the Project, Lessor has entered into the Loan Agreement with the Issuer, wherein the Issuer will agree to issue its Bonds and to loan the proceeds thereof to the Lessor. The Lessor has agreed to repay such Bond proceeds to the Issuer. Lessor has assigned the proceeds to be derived from the leasing of the Project to the Lessee, as provided herein, to the Issuer as security for the performance of said agreement.

         (c) The Lessor's interest in this Lease is assigned and pledged and the rents, revenues, receipts and income to be derived by the Lessor from the leasing of the Project are by the Loan Agreement pledged and assigned to the payment of the principal of and interest on the Bonds, and the Lessor's interest in the Project has been by the Lessor mortgaged and conveyed to the Trustee as security for the payment of the principal of and interest on the Bonds.

         (d) The Lessor has found and determined, prior to the leasing of the Project to the Lessee, that:

               (1) The Lessee shall pay to the Trustee on behalf of the Lessor in Federal or other immediately available funds, rent in the amount equal to the interest, principal, and premium, if any, which may be due on the Bonds on such date on the first day of each month during the term hereof, commencing November 1, 1985. The Lessee shall also pay to the Trustee any other amounts which will become due and payable to the Issuer or the Trustee with respect to the Bonds on such date.

               (2) The Lessor deems it inadvisable to establish any reserve for the maintenance of the Project or for payment of Rent.

               (3) This Lease provides for the payment to the Lessor of such rental as, upon the basis of the foregoing determinations and findings, will be sufficient to pay or redeem the principal of and interest on the Bonds, to pay the fees of the Trustee for its services under this Lease and the Indenture and as Bond Registrar and Paying Agent for the Bonds, and to pay other amounts which will become due and payable to the Issuer or the Trustee with respect to the Bonds.

               (4) This Lease obligates the Lessee to pay for the maintenance, insurance and taxes levied in connection with the Project as herein provided.

         Section 1.3 Representations by the Lessee. The Lessee makes the following representations:

         (a) The Lessee is a duly constituted a Florida corporation and has the power to enter into this Lease and to perform the obligations it has agreed to perform hereunder and has duly authorized the execution and delivery of this Lease.

         (b) No capital expenditures as described in Section 103(b)(6)(D) of the Code ("Capital Expenditures") have been paid or incurred in the three years preceding the date of the issuance of the Bonds or will be paid or incurred in the three years after the date of the issuance of the Bonds with respect to the Project or any facilities which are located within the territorial limits of the Issuer, and of which the Lessee or any Person related to the Lessee within the meaning of Section 103(b)(6)(C) of the Code will be a "principal user,' as that term is used in Section 103(b)(6) of the Code, the amounts of which, when added to the aggregate amount of the Bonds and the Capital Expenditures of the Lessor under the Lease, exceeds $10,000,000 or such higher amount as may be authorized by the Code as applicable to the Bonds; provided, however, that to the extent and for the purposes allowed by Section 103(b)(6)(F) of the Code, certain Capital Expenditures shall not be taken into account in determining if such $10,000,000 amount, as computed in accordance with this subsection (b), has been exceeded.

         (c) There are no outstanding obligations issued by any state, territory or possession of the United States, or any political subdivision of the foregoing, or of the District of Columbia, the proceeds of which have been or are to be used primarily with respect to facilities located within the territorial limits of the Issuer, and of which the Lessee or any Person related to the Lessee within the meaning of Section 103(b)(6)(C) of the Code is a "principal user," as that term is used in Section 103(b)(5)(6) of the Code; and

         Section 1.4 Demise of the Leased Premises. The Lessor, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of the Lessee to be paid, kept and performed, does hereby demise and lease to the Lessee, and the Lessee does hereby lease, take and hire from the Lessor, the Leased Premises.

                                   ARTICLE II

                           ACQUISITION OF THE PROJECT

         Section 2.1 Agreement to Acquire. From the principal proceeds derived from the sale of the Bonds, the Lessor will pay the Cost of (a) acquiring the Realty and (b) acquiring, constructing and installing the Improvements, the Equipment and the Project on the Realty in accordance with the Plans and Specifications previously approved as the same may be modified from time to time by the mutual consent of the parties thereto and notice given to the Lessor.

         The Lessor will commence the acquisition, construction and installation of the Improvements and the Equipment as promptly as practicable, will continue said construction, acquisition and installation with all reasonable dispatch and will cause the Project to be substantially complete no later than May 18, 1985.

         Neither the Lessor nor the Independent Architect shall make changes in or amendments to the Plans and Specifications, construction contracts or any of them without the Lessee's prior written consent, but shall make such changes or amendments, including additions thereto, as the Lessee may request, provided such changes or amendments will not change the character of the Project nor increase the cost thereof above funds available for the completion thereof. The Trustee shall be given at least five days' prior written notice of any substantial changes or amendments.

         The Lessor shall cause construction and installation of the Equipment and the Improvements to be performed under a construction contract to be agreed upon by the Lessor, the Lessee and the purchaser of the Bonds. Such construction shall be promptly commenced and diligently pursued to substantial completion on or before the date mentioned above (herein referred to as the "completion date"). Any and all amounts received by the Lessor from any of the construction contractors or other suppliers of materials and equipment, by way of damages for breach of contract, refunds or adjustments, shall become part of and be deposited in the Project Fund.

         The Lessor will enter into, or accept the assignment of, such contracts as the Lessee may request in order to effectuate the purposes of this Section.

         Section 2.2 No Warranty of Suitability by Lessor; Lessor Required to Complete Project in Certain Events. The Lessee recognizes that the Project will be constructed in accordance with the Plans and Specifications. The Lessor makes no warranty, either express or implied, or offers any assurances that the Project will be suitable for the Lessee's purposes or needs or that the proceeds derived from the sale of the Bonds will be sufficient to pay in full all Project Costs. In the event the proceeds derived from the sale of the Bonds are insufficient to pay in full all Project Costs, the Lessor shall be obligated to complete the Project at its own expense and the Lessor shall pay any such deficiency and shall save the Lessee whole and harmless from any obligation to pay such deficiency. The Lessor shall not by reason of the payment of such deficiency from its own funds be entitled to any increase in the payment of the rents hereunder.

         Section 2.3 Lessor to Pursue Remedies Against Contractors and Subcontractors and Their Sureties. In the event of default of any contractor or subcontractor under any contract made by it for acquisition, construction or installation of any part of the Project, the Lessor will promptly proceed (subject to the Lessee's advice to the contrary), either separately or in conjunction with others, to exhaust the remedies of the Lessor against the contractor or subcontractor so in default and against his surety (if any) for the performance of such contract. The Lessor will advise the Lessee of the steps it intends to take in connection with any such default. If the Lessee shall so notify the Lessor, the Lessee may, in its own name or in the name of the Lessor, prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor or surety which the Lessee deems reasonably necessary, and in such event the Lessor will cooperate fully with the Lessee and will take all action necessary to effect the substitution of the Lessee for the Lessor in any such action or proceeding. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing shall be paid into the Project Fund.

                                   ARTICLE III

                    DURATION OF LEASE TERM; RENTAL PROVISIONS

          Section 3.1 Duration of Term. The term of this Lease and of the lease herein made shall begin on November 1, 1985, and, subject to the provisions of this Lease shall continue until November 1, 2006, but shall not in any event expire until the term of the Loan Agreement has expired and all sums required to be paid by the Lessor pursuant thereto have been paid. The Lessor will deliver to the Lessee possession of the Leased Premises (or such portion or Portions thereof as are then in existence) on the commencement date of the Lease term, subject to the inspection and other rights reserved in this Lease, and the Lessee will accept possession thereof at such time; provided, however, the Lessor will be permitted such possession of the Leased Premises as shall be necessary and convenient for it to comply with the provisions of Section 2.1 hereof; and provided further, the Lessor will be permitted such possession of the Leased Premises as shall be necessary and convenient for it to construct or install any Equipment, additions or Improvements and to make any repairs or restorations required or permitted to be constructed, installed or made by the Lessor pursuant to the provisions hereof.


          Section 3.2 Rent. (a) The Lessee shall pay directly to the Trustee on behalf of the Lessor, in Federal or other immediately available funds, Rent for the demised premises in an amount equal to $_________ per month, provided, however, that such Rent shall never be less than an amount equal to the interest, principal, and premium, if any, which may be due on the Bonds on such date on the first day of each month during the term hereof, commencing November 1, 1985. The Lessee shall also pay to the Trustee any other amounts which will become due and payable to the Issuer or the Trustee with respect to the Bonds on such date. The Lessee shall also pay any applicable State of Florida sales tax on the amount of such Rent. The Rent shall be adjusted yearly to take into effect changes in the Consumer Price Index. Such adjustment may, in the sole discretion of the Lessor, be waived, but any such waiver shall not prevent the Lessor from subsequently including any amount waived in a subsequent adjustment. The Rent shall not be reduced in the event of a decline in the Consumer Price Index. Lessee's obligation to pay Rent shall be adjusted to take into account funds on deposit in the Bond Fund and available to pay interest on the Bonds.

     (b) Rental payments have been calculated on the basis of providing funds sufficient to pay the principal of, interest on, and premiums, if any, with respect to the Bonds as the same mature and come due and to pay for any other amounts which may become due and payable to the Issuer or the Trustee under the Loan Agreement and the Indenture. The Lessee recognizes, understands and acknowledges that it is the intention of the parties that all the Rent be available for the purposes aforesaid. All Rent payments made by the Lessee to the Trustee in excess of the foregoing amounts shall be considered paid for the benefit of the Lessor. This Lease shall be construed to effectuate this intent. The payments in the amounts set forth above shall be made irrespective of any breach or any failure of compliance by the Lessor with any requirement of this Lease. Rent shall be promptly made as hereinabove set forth, and any Rent not so paid promptly on the date when due shall bear interest at the Default Rate as defined in the Loan Agreement from the due date thereof until paid.

          Section 3.3 Obligations of Lessee Unconditional. The obligation of the Lessee to pay the sums provided for herein, to make all other payments provided for herein and to perform and observe the other agreements and covenants on its part herein contained shall be absolute and unconditional, irrespective of any rights of set-off, recoupment or counterclaim it might otherwise have against the Lessor. The Lessee will not suspend or discontinue any such payment or fail to perform and observe any of its other agreements and covenants contained herein or terminate this Lease for any cause whatsoever, including, without limiting the generality of the foregoing, failure of the Lessor to complete the Project, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration or commercial frustration of purpose, or any damage to or destruction of the Project or any part thereof, or the taking by eminent domain of title to or the right to temporary use of all or any part of the Project or failure of the Lessor's title to the Leased Premises or any change in the tax or other laws or administrative rulings, actions or regulations of the United States of America or of the State or any political or taxing subdivision of either thereof, or any failure of the Lessor to perform and observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Lease. Notwithstanding the foregoing, the Lessee may, at its own cost and expense and in its own name or in the name of the Lessor, prosecute or defend any action or proceeding, or take any other action involving third persons which the Lessee deems reasonably necessary in order to secure or protect its rights of use and occupancy and the other rights hereunder. The provisions of the first and second sentence of this Section shall apply only so long as any part of the principal of and the interest on the Bonds remains outstanding and unpaid.

                                   ARTICLE IV

                       MANAGEMENT, OPERATION, MAINTENANCE
                               TAXES AND INSURANCE

          Section 4.1 Management, Operation, Maintenance and Repair of Project.

          (a) The Lessee covenants and agrees to utilize the Project as a regional headquarters facility and will comply with all applicable laws, regulations and rules pertaining to the use and occupation of such facilities.

          (b) The Lessee shall keep and maintain the Project in good repair and operating condition and shall keep and maintain the Realty in as reasonably safe condition as the completion of the Improvements and the operation of the Project permits, reasonable wear and depreciation excepted, at its own expense in each instance. The Lessee shall pay all gas, electric light and power, water, sewer and all other charges for the operation, maintenance, use and upkeep of the Leased Premises. The Lessee shall from time to time make all needful and proper repairs, renewals and replacements to the Leased Premises. The Lessee shall have the right, at its own expense, to make any alterations or improvements in the Project, provided that neither the value of the Project nor its utility for the purpose intended is thereby impaired. Any such alterations or improvements may, at the option of the Lessee, be removed by the Lessee at any time with proper restoration of the Project.

          Section 4.2 Taxes, Other Governmental Charges and Utility Charges. The Lessee will pay, as the same respectively become due, (i) all ad valorem taxation by the State or by any political subdivision thereof or special district therein and all other taxes, assessments and governmental charges of any kind whatsoever, (other than the Lessor's income taxes) that may at any time be lawfully assessed or levied against or with respect to the Project or any personal property installed or brought by the Lessee on the Leased Premises (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the income or profits of the Lessee from the Project and any other taxes levied upon or with respect to the Project which, if not paid, will become a lien on the Project prior to or on a parity with the lien of the Loan Agreement and including any ad valorem taxes assessed upon the Project),
(ii) all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project, and (iii) all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project; provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Lessee shall be obligated to pay only such installments as are required to be paid during the Lease Term. The Lessee may, at its own expense and in its own name and behalf or in the name and behalf of the Lessor, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless by such action the title of the Lessor to any part of the Project shall be materially endangered or the Project or any part thereof shall become subject to loss or forfeiture, or unless the Trustee objects to the withholding of payment, in which event such taxes, assessments or charges shall be paid forthwith by the Lessee. The Lessor will cooperate fully with the Lessee in any such contest.

          Section 4.3 Insurance and Fidelity Bonds. The Lessee shall, at its expense, provide or cause to be provided continuously from the effective date of this Lease, unless otherwise herein stated, the following insurance coverage:

          (a) Insurance against loss and/or damage to the Project under a policy or policies in form and amount covering such risks as are ordinarily insured against by owners of similar buildings, including, without limiting the generality of the foregoing, fire and uniform standard extended coverage and vandalism and malicious mischief endorsements, limited only as may be provided in the standard form of such endorsements at the time in use in the State. Such insurance shall cover the Project even during the construction of the Improvements to the extent and in the manner provided in the Plans and Specifications and shall insure the Lessor, Lessee, Issuer and Trustee, as their interests appear. Such insurance shall be for the amount of (i) the full replacement value (less the value of the land) of the Project, or (ii) the amount required by the Trustee to be carried pursuant to the Loan Agreement, whichever is the greater. No policy of insurance shall be so written that the proceeds thereof will produce less than the minimum coverage required by the preceding sentence.

          (b) Comprehensive general public liability and landlord's liability insurance, protecting the Lessor, Lessee, Issuer and Trustee as their interests may appear, against liability for injuries to persons and/or property, occurring on the Realty or in or about the Project, in the minimum amount of $1,000,000 liability to any one person for personal injury, $1,000,000 liability to any one person for property damage and $1,000,000 liability for any one accident. Such insurance shall cover the Leased Premises to the extent and as provided in the Loan Agreement.

          (c) Worker's compensation insurance respecting all employees of the Lessee in such amount as is required by law; provided that the Lessee may be self-insured with respect to all or any part of its liability for worker's compensation to the extent permitted by law.

          Each policy of insurance shall be issued by a recognized, responsible insurance company, qualified under the laws of the State to assume the risks covered by such policy or policies and against which neither the Trustee nor the Lessor nor the Issuer shall make any reasonable objection.

          All policies of insurance required under subparagraph (a) above shall be for the benefit of the Lessor, the Lessee, the Issuer and the Trustee, as their respective interests may appear, shall be made payable to the Trustee, and shall be deposited with the Trustee and shall be noncancellable by the insurer except on thirty (30) days notice to the Trustee. The Trustee shall have the exclusive right to receive the proceeds from such insurance and receipt for claims thereunder subject to application thereof pursuant to Article V hereof.

          All policies evidencing the insurance required to be carried by this Section shall be deposited with the Trustee. Evidence of renewal of all such policies shall be furnished to the Trustee no less than thirty (30) days prior to the expiration of any such policy.

            Section 4.4 Advances by Lessor or Trustee. In the event that the Lessee fails to pay the premiums on policies to provide the full insurance coverage required by this Lease, fails to pay the taxes and other charges required to be paid by the Lessee at or prior to the time they are required to be paid, or fails to keep the Project in good order and repair and in as reasonably safe condition as its operations permit, the Lessor, the Issuer or the Trustee, after first notifying the Lessee of any such failure on its part, may (but shall not be obligated to) pay the premiums on such insurance, pay such taxes or other charges, or make such repairs, renewals and replacements as may be necessary to maintain the Project in as reasonably safe condition as the Lessee's operations permit and the Project in good order and repair, respectively. All amounts so advanced therefor by the Lessor, Issuer or the Trustee shall become an additional obligation of the Lessee to the Lessor or the Issuer or the Trustee, as the case may be, which amounts, together with interest thereon at the Default Rate as defined in the Loan Agreement from the date thereof, the Lessee will pay. Any remedy herein vested in the Lessor or the Issuer or the Trustee for the collection of the rental payments shall also be available to the Lessor, the Issuer and the Trustee for the collection of all such amounts so advanced.

          Section 4.5 Indemnity of Lessor. The Lessor shall not be liable for, and the Lessee shall defend, indemnify and hold the Lessor harmless against, any claims arising out of a default by Lessee under this Lease or any loss or damage to property or any injury to or death of any person that may be occasioned on account of any defect in the Project even if such defect existed prior to the delivery of possession of the Project to the Lessee, including any expenses necessarily incurred by the Lessor in connection with the defense of any claim against it arising out of any such loss, damage, injury or death, to the extent permitted by law. The Lessee will provide for and insure in the public liability policies required in Section 4.3 hereof, not only its own liability in respect of the matters there mentioned but also the liability herein assumed. The Lessor will not, without the prior written consent of the Lessee, settle or consent to the settlement of any prospective or pending litigation for which the Lessee is obligated under the provisions of this Section to indemnify the Lessor.

                                    ARTICLE V

           PROVISIONS RESPECTING DAMAGE, DESTRUCTION AND CONDEMNATION

          Section 5.1 Damage and Destruction. If the Project is destroyed (in whole or in part) or is damaged by fire or other casualty to such extent that the claim for loss resulting from such destruction or damage is not greater than $100,000, the Lessee will continue to pay the Rent required to be paid hereunder, and will promptly give written notice of such damage and destruction to the Trustee, the Issuer and the Lessor. The Lessor will cause the Trustee to release to the Lessee the Net Proceeds of insurance resulting from claims for such losses, and the Lessee (i) will promptly repair, rebuild or restore the property damaged or destroyed to substantially the same condition as it existed prior to the event causing such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Lessee and as will not impair either the value of the Project or its utility for the purpose for which it is held by the Lessor, and (ii) will apply for such purpose so much as may be necessary of any Net Proceeds of insurance resulting from claims for such losses, as well as any additional moneys of the Lessee necessary therefor. If the cost of such repairs, rebuilding and restoration are less than the amount of Net Proceeds of the insurance referable thereto, the excess of such Net Proceeds shall be paid to the Trustee or if the Bonds are fully paid, shall be paid to the Lessor.

          If the Project is destroyed (in whole or in part) or is damaged by fire or other casualty to such extent that the claim for loss resulting from such destruction or damage is in excess of $100,000, the Lessee will promptly give written notice of such damage and destruction to the Trustee and the Lessor. In such event, the Lessor may terminate this Lease, provided all outstanding Bonds are redeemed. If the Lessor does not elect to terminate the Lease then the Lessee will continue to pay the Rent required to be paid hereunder. All Net Proceeds of insurance resulting from claims for such losses shall be paid to the Trustee and deposited in the Project Fund, whereupon (i) the Lessor will proceed promptly to repair, rebuild or restore the property damaged or destroyed to substantially the same condition as it existed prior to the event causing such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Lessee and as will not impair either the value of the Project or its utility for the purpose for which it is held by the Lessor and (ii) the Lessor will cause withdrawals to be made from the Project Fund in the manner provided in the Loan Agreement to pay the costs of such repair, rebuilding or restoration, either on completion thereof, or as the work progresses. The balance, if any, of the Net Proceeds in the Project Fund remaining after the payment of all of the costs of such repair, rebuilding or restoration shall be paid into the Bond Fund, or if the Bonds are fully paid, shall be paid to the Lessor.

          In the event the Net Proceeds of insurance are not sufficient to pay in full the costs of repairing, rebuilding and restoring the Project as provided in this Section, the Lessor will nonetheless complete the work thereof and will pay that portion of the costs thereof in excess of the amount of said proceeds or will pay to the Trustee for the account of the Lessor the moneys necessary to complete said work, in which case the Lessor will proceed so as to complete said work.

          Section 5.2 Condemnation. In the event that title to, or the temporary use of, the Project or any part thereof shall be taken under the exercise of the power of eminent domain, the Lessee shall be obligated to continue to make the rental payments required to be paid under this Lease, and the entire Net Proceeds hereinabove referred to shall be applied in one or more of the following ways as shall be directed in writing by the Lessor:

          (a) To the restoration of the remaining Improvements located on the Realty to substantially the same condition as they existed prior to the exercise of the said power of eminent domain.

          (b) To the acquisition, by construction or otherwise, by the Lessor of other lands or Improvements suitable for the Lessee's operations at the Project which land or improvements shall be deemed a part of the Project and available for use and occupancy by the Lessee without the payment of any Rent other than herein provided to the same extent as if such land or other Improvements were specifically described herein and demised hereby and which land or Improvements shall be acquired by the Lessor subject to no liens or encumbrances prior to the lien of the Loan Agreement.

          (c) To the redemption of Bonds including accrued interest thereon to the date of redemption and the applicable premium, provided, that no part of any such Net Proceeds (other than the Net Proceeds awarded to the Lessee for the taking of all or any part of the leasehold estate of the Lessee created by this Lease) may be applied to the redemption of Bonds unless (1) all of the Bonds are to be redeemed or (2) in the event that less than all of the Bonds are to be redeemed, the Lessee has furnished to the Lessor and the Trustee a certificate of an Independent Engineer stating (i) that the part of the Project that was taken by such condemnation proceedings is not essential to the Lessee's use or occupancy of the Project, or (ii) that the Project has been restored to a condition substantially equivalent to its condition prior to the taking by such condemnation proceedings or (iii) that land or other Improvements have been acquired which are suitable for the Lessee's operations at the Project as contemplated by the foregoing subsection (b) of this Section.

          Any balance of such Net Proceeds remaining after the application thereof as provided in subsections (a), (b) and (c) of this Section shall be paid into the Bond Fund or if the Bonds are fully paid, to the Lessor.

          The Lessee shall cooperate fully with the Lessor in the handling and conduct of any prospective or pending condemnation proceeding with respect to the Project or any part thereof and will, to the extent it may lawfully do so, permit the Lessor to litigate in any such proceeding in the name and behalf of the Lessee. In no event will the Lessee settle, or consent to the settlement of, any prospective or pending condemnation proceeding-without the prior written consent of the Lessor.

          Section 5.3 Condemnation of Lessee-Owned Property. The Lessee shall be entitled to the Net Proceeds of any award or portion thereof made for damage to or takings of its own property not included in the Project, provided that any Net Proceeds resulting from the taking of all or any part of the leasehold estate of the Lessee created by this Lease shall be paid and applied in the manner provided in the foregoing Section 5.2 of this Lease.

            Section 5.4 Property Substituted in Project. All property required by the provisions of this Article V to be substituted and/or added to the Project for the purpose of restoring the same to a condition substantially equivalent to its condition prior to any damage, destruction or taking under the exercise of the power of eminent domain, or to a condition fully adequate for the Lessee's operation at the Project, shall become a part of the Project. All such property shall be subject to all the terms and conditions of this Lease and the Agreement, including the creation of a security interest therein or a mortgage thereon in favor of the Issuer. Lessee shall execute all documents reasonably requested by the Trustee or the Lessor for the purpose of continuing the security contemplated hereby.

                                   ARTICLE VI

             CERTAIN PROVISIONS RELATING TO ASSIGNMENT, SUBLEASING,
                            MORTGAGING AND THE BONDS

           Section 6.1 Assignments and Subleases. The Lessee shall not transfer or assign this Lease, without the prior written consent of the Lessor and the Trustee (which shall not be unreasonably withheld). Nor will the Lessee permit or suffer any lien or encumbrance (other than Permitted Encumbrances) to attach to the Leased Premises or remain undischarged, without the prior written consent of the Trustee, at any time when any Bonds are Outstanding (as defined in the Loan Agreement). Each transfer, assignment, encumbrance and each sublease of the Project or any part thereof, unless such written consent be first obtained, shall be null and void, at the option of the Lessor, but no transfer, assignment, encumbrance or sublease, whether or not consented to, shall operate to release the Lessee from any liability for Rent or from any other of the conditions, obligations, agreements and covenants of this Lease.

           Section 6.2 Pledge of Lease Under Indenture; Trustee's Rights in Event of Default; Lessee's Right to Remedy Default Under Indenture; Amendment of Lease and Indenture. The Lessor shall pledge and assign this Lease to the Issuer for further assignment to the Trustee as security for the Bonds under and pursuant to the Indenture and, in the event of a default, the Trustee shall have all rights and remedies herein accorded to the Lessor as well as those accorded to the Trustee. The Trustee shall have the right to make any election which the Lessor has the right to make upon an event of default under this Lease and to exercise any remedy herein provided for the Lessor in the name and on behalf of the Lessor, and the decision or action of the Trustee in respect of any such election upon an event of default shall supersede and control that of the Lessor so long as the Bonds are outstanding. Whenever the Bonds shall have been paid in full, all rights and remedies in the event of default shall be exclusively those of the Lessor. The Lessee shall have the privilege of remedying any default by the Lessor under the Loan Agreement within the time permitted by the Loan Agreement. Prior to the payment in full of the Bonds, the Lessor and the Lessee shall have no power to modify, alter, amend or terminate this Lease without the prior written consent of the Trustee and then only as provided in the Indenture. The Lessor will not amend the Indenture or any indenture supplemental thereto without the prior written consent of the Lessee. Neither the Lessor nor the Lessee will unreasonably withhold any consent herein or in the Indenture required of either of them.

           Section 6.3 References to Bonds Ineffective after Bonds Paid. Upon full payment of the Bonds, all references in this Lease to the Bonds, the Indenture and the Trustee shall be ineffective and neither the Trustee nor the holders of any of the Bonds shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested.

          Section 6.4 Lease Subordinate to Mortgage. This Lease shall be deemed to be subordinate to the Mortgage of the Leased Premises granted to the Issuer by the Lessor pursuant to Section 4.6 of the Loan Agreement.

                                   ARTICLE VII

                       PARTICULAR COVENANTS OF THE LESSEE

         Section 7.1 General Covenants. The Lessee will not do or permit anything to be done on or about the Leased Premises that will affect, impair or contravene any policies of insurance that may be carried on the Leased Premises or any part thereof against loss or damage by fire, casualty or otherwise. The Lessee will, in the use of the Leased Premises and the public ways abutting the same, comply with all lawful requirements of all governmental bodies; provided, however, the Lessee may, at its own expense in good faith contest the validity or applicability of any such requirement.

         Section 7.2 Examination of Project and Books and Records of the Lessee. The Trustee, the Issuer, the Lessor and their agents and attorneys shall have the right at their own expense and at all reasonable times to enter upon, examine, inspect and photograph the Leased Premises; and in the event of default as hereinafter provided, the Trustee, the Issuer, the Lessor and their respective agents, attorneys and accountants shall have access to and the right to inspect, examine and make copies of the books and records, accounts, data, and all or any other records or information of the Lessee, other than information required by law to be maintained as confidential or not bearing any relationship to the obligations assumed under this Lease.

         Section 7.3 Special Covenants. So long as any of the Bonds are out-standing.

            (a) The Lessee shall install and maintain proper books of record and account in which full and correct entries shall be made in accordance with standard accounting practice, of all business and affairs of the Project. The Lessee shall furnish to the Lessor and the Trustee the following financial statements, financial data and certificates:

                (i) the financial statements, data and certificates specified in
Section 8.3 of the Loan Agreement.

                (ii) With reasonable promptness such other financial data as may be demonstrated to be necessary to protect the interest of the Lessor,

                (iii) Lessee will supply quarterly accounts receivable agings and inventory listings within 90 days of the end of each quarter of its fiscal year.

            (b) The Lessee will duly pay and discharge all taxes, assessments and other governmental charges and liens lawfully imposed on the Lessee and upon the properties of the Lessee, provided, however, the Lessee shall not be required -to pay any taxes, assessments or other governmental charges so long as in good faith it shall contest the validity thereof by appropriate legal proceedings.

            (c) Lessee covenants that it will prepare, file or record all filings and recordings necessary to perfect and maintain the lien herein granted, and will furnish to the Trustee an opinion of counsel on or before November 1 of each year, commencing November 1, 1986, indicating that such recordings and filings have been duly made.

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

         Section 8.1 Events of Default Defined. The following shall be events of default under this Lease and the terms "event of default" or "default" shall mean, whenever they are used in this Lease, any one or more of the following events:

            (a) Failure to make any installment of Rent that has become due and payable by the terms of this Lease.

            (b) Failure by the Lessee to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in subsection (a) of this Section, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Lessee by the Lessor or the Trustee, unless the Lessor and the Trustee shall agree in writing to an extension of such time prior to its expiration, provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Lessor and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted by the Lessee promptly upon receipt of the written notice and is diligently pursued until the default is corrected.

            (c) The dissolution or liquidation of the Lessee or the filing by the Lessee of a voluntary petition in bankruptcy, or failure by the Lessee promptly to lift any execution garnishment or attachment of such consequence as will impair its ability to carry on its operations, the Lessee's seeking of or consenting to or acquiescing in the appointment of a receiver of all or substantially all its property or of the Project, or the commission by the Lessee of any act of bankruptcy, or adjudication of the Lessee as a bankrupt, or any assignment by the Lessee for the benefit of its creditors, or the entry by the Lessee into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction as having been filed in good faith of a petition applicable to the Lessee in any proceeding for its reorganization instituted under the provisions of the general bankruptcy act, as amended, or under any similar act which may hereafter be enacted.

            (d) An Event of Default under the Indenture which has the effect of accelerating payment of the Bonds.

         Section 8.2 Remedies on Default. Whenever any such event of default shall have happened and be continuing, the Lessor or the Trustee may take any of the following remedial steps:

            (a) Terminate this Lease, exclude the Lessee from possession of the Leased Premises and, if the Lessor or Trustee elect so to do, lease the same for the account of the Lessee, holding the Lessee liable for all Rent due up to the date such lease is made for the account of the Lessee and for the difference in the Rent and other amounts payable by a successor lessee and the Rents and other amounts payable by the Lessee hereunder;

            (b) Take whatever action at law or in equity may appear necessary or desirable to collect the Rent then due, whether by declaration or otherwise, or to enforce any obligation or covenant or agreement of the Lessee under this Lease or by law.

         Section 8.3 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Lessor or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.

         Section 8.4 No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Lease should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                   ARTICLE IX

                       INTERNAL REVENUE CODE, SECTION 103

         Section 9.1 Covenant with Respect to Section 103(c) of the Internal Revenue Code. The parties hereto recognize that the Bonds are being sold on the basis that the interest payable on the Bonds is excludable from gross income of the holder thereof under Section 103 of the Internal Revenue Code of 1954, as amended. The Lessor and the Lessee do each hereby covenant and agree for the benefit of the Trustee and the holders of the Bonds that the proceeds of the Bonds shall not be used or applied in such manner as to constitute any Bond an "arbitrage bond" as that term is defined in Section 103(c) of the Internal Revenue Code.

         Section 9.2 Requirements of Tax Exemption. The Issuer has elected that
Section 103(b)(6)(D) of the Internal Revenue Code of 1954, as amended (the "Code") shall apply to the Bonds. The Lessee covenants and agrees that, unless no Bonds shall remain outstanding under the terms of the Indenture, it will not make or permit any capital expenditures to be made or any other action to be taken by it or a corporation owned by it or in common control with it which will cause the interest on the Bonds to be included in the gross income of the holders of the Bonds (other than a holder who is a "substantial user" or "related person" as defined in Section 103(b)(13) of the Code).

         (1) The Lessee shall attach to its income tax return for the current taxable year a copy of the statement of the Issuer electing to have the provisions of Section 103(b)(6)(D) of the Code apply to the Bond; and

         (2) for each applicable taxable year which includes all or any portion of the three-year period following issuance and delivery of the Bond, the Lessee shall file a supplemental statement lising by date and amount any capital expenditures paid or incurred subsequent to the date of issuance and delivery of the Bond which are required to be taken into account by Section 103(b)(6)(D) of the Code. Each statement shall be filed with the respective Internal Revenue Service district director or director of the regional service center with whom the federal income tax return of the Borrower and of any other principal user of the Project, as "principal user" is utilized in Section 103(b)(6)(D) of the Code, is required to be filed on the due date prescribed for filing such return (without regard to any extensions of time). A copy of each statement shall also be filed at the same time with the Trustee.

         The Lessee agrees that it will prepare and file, with copies to the Trustee, any statements required to be filed by it in order to maintain the tax exempt status of the interest on the Bonds, including, without limiting the foregoing, the supplemental statements required to be filed by Treasury Regulations Section 1.103-10(b)(2)(vi)(c), until such requirement is withdrawn or modified.

         The Lessee shall not permit the Bond proceeds to be used in any manner, nor shall it make any expenditures with respect to the Project or perform or permit any act, which would cause the Bond to fail to meet the requirements of
Section 103(b)(14) of the Code.

         An event of taxability ("Event") shall mean the incurring of capital expenditures in excess of those permitted in Section 103(b)(6)(D) of the Code or the taking of any other action by the Lessee, or a related person (including the Lessor) which has the effect of causing the interest payable on the Bonds to become includable in the gross income of the holders of the Bonds (other than a holder who is a "substantial user" or a "related person" as such terms are used in Section 103(b)(13) of the Code).

         A "Determination of Taxability" shall mean (a) the receipt by the Borrower of notice of the issuance by the internal Revenue Service of a technical advice memorandum or a statutory notice of deficiency (which notice shall include a copy of such statutory notice of deficiency) which holds in effect that the interest payable on any of the Bonds is includable in the gross income of the taxpayer named therein (other than a holder who is a "substantial user" of the Project or a "related person," as such terms are defined in the
Code) as a result of either the limit described in Section 103(b)(6)(D) of the Code having been exceeded or the Bonds having become arbitrage bonds within the meaning of Section 103(c)(2) of the Code or (b) the issuance of a public or private ruling of the Internal Revenue Service to the effect that the interest payable on the Bonds is includable in the gross income for federal income tax purposes of the holders thereof (other than the holder who is a "substantial user" or a "related person" within the meaning of Section 103(b)(13) of the
Code) and for either of the reasons set forth in (a) above, provided that such ruling or technical advice memorandum shall have been requested by a holder of the Bonds and the Lessee shall have been afforded an opportunity to participate in the request for ruling or technical advice or (c) the delivery to the Trustee of a written statement signed by the Lessee to the effect that the Lessee has exceeded the maximum amount of capital expenditures permitted under Section 103(b)(6)(D) of the Code or (d) receipt by the Trustee of an opinion of counsel, to the effect that the interest on such Bond has become includable in the gross income of the holder thereof for the purposes of federal income taxation by reason of a final determination by a federal court of competent jurisdiction that the interest payable on any Bond in the hands of a holder other than a "substantial user" or a "related person," as such terms are defined in the Code, has, for any reason, become includable in the gross income of such holder for the purposes of federal income taxation. For purposes of a Determination of Taxability under part (a), (b) or (c) of this paragraph, such a Determination of Taxability shall be deemed for all purposes of this Agreement to have occurred on the date borne by said statutory notice of deficiency, the date borne by the public or private ruling or technical advice memorandum, or the date borne by said statement, as the case may be.

         Rent shall be paid by the Lessee to the Trustee to be applied to the account of the Lessor against payments due under the Loan Agreement upon the occurrence of a Determination of Taxability in an amount equal to the sum of the following:

         (i) The principal amount of all Bonds then outstanding, plus accrued interest to the date of redemption, plus a premium equal to the difference in interest due as stated on the Bonds and the amount which would have been due during the period between the date of the Event and the Redemption Date had the Bonds been payable at a rate equal to the Prime Rate plus one percent per annum, plus an additional amount equal to the interest paid or payable on such Bonds which is includable in the gross income of a holder of the Bonds, plus all interest and penalties levied on such holder with respect to the Bonds. If upon the date of redemption there shall be on deposit in the Bond Fund and other funds established under the Indenture the total amount required by this paragraph such amount shall constitute total compensation due such outstanding Bonds and the holders of such Bonds as a result of the occurrence of an Event and in satisfaction of the Lessee's obligations hereunder.

         (ii) An amount equal to the premium (as calculated above) for each of the Bonds not then outstanding but which was outstanding at the time of the Event based upon the time elapsed between the date of the Event and the date that such Bond was paid or redeemed. Such amount shall be held and disbursed by the Trustee as provided in Section 9.1 of the Indenture and shall constitute total compensation due such Bonds and the holders of such Bonds as a result of the occurrence of an Event and in satisfaction of the Lessee's obligations hereunder.

         The obligation of the Lessee to pay the amounts required to be paid in this Section 9.2 provided herein shall survive the termination of this Agreement.

         The Lessee shall give prompt written notice to the Issuer and the Trustee of (a) the filing by the Lessee of any supplemental statement and (b) its receipt of any oral or written advice from the Internal Revenue Service that an Event shall have occurred.

         Provided there has been deposited with the Trustee the total amount as required, such amount shall constitute the total rent due under this Lease and the Lessee shall not be deemed to be in default under this Lease by reason of the occurrence of such Determination of Taxability and Event.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1 Covenant of Quiet Enjoyment. So long as the Lessee performs and observes all the covenants and agreements on its part herein contained, it shall peaceably and quietly have, hold and enjoy the Leased Premises during the Lease Term subject to the terms and provisions hereof.

         Section 10.2 Prior Agreements Cancelled. This Lease shall completely and fully supersede all other prior agreements, both written and oral, between the Lessor and the Lessee relating to the acquisition and construction of the Project and the leasing of the Leased Premises. Neither the Lessor nor the Lessee shall hereafter have any rights under any such prior agreements but shall look solely to this Lease for definition and determination of all their respective rights, liabilities and responsibilities relating to the Project.

         Section 10.3 Execution Counterparts. This Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 10.4 Binding Effect. This Lease shall inure to the benefit of, and shall be binding upon, the Lessor, the Lessee and their respective successors and assigns.

         Section 10.5 Severability. In the event any provision of this Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 10.6 Article and Section Caption. The Article and Section headings and captions contained herein are included for convenience only and shall not be considered a part hereof or affect in any manner the construction or interpretation hereof.

         Section 10.7 Governing Law. This Lease is made and entered into under, and shall be construed in accordance with, the laws of the State.

         Section 10.8 Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, addressed as follows: if to the Lessor __________________________________________; to the
Lessee_______________________________; if to ----------------------- Trustee
at the address the specified in the Indenture.

         IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease to be executed in their respective names, the day and year first above written.


                                            KALPAKJIAN, MASCIANDARO AND
                                            MASCIANDAR0 PARTNERSHIP

                                            By: /s/JOHN MASCIANDARO
                                               ------------------------------
                                               Its:


             WITNESSES:

             /s/LISA G. GENDAL
             -------------------------

             /s/PATRICIA D. WHEELER
             -------------------------

                                       COLORADO PRIME (FLORIDA), INC.


                                       By: /s/ILLEGIBLE
                                          ---------------------------
                                          President

ATTEST:

By:/s/JOHN MASCIANDARO
   ---------------------------

STATE OF FLORIDA

COUNTY OF BROWARD

         On this l8th day of November, 1985, before me, the undersigned notary public, personally appeared John Masciandaro who acknowledged himself to be a partner of Kalpakjian, Masciandaro and Masciandaro Partnership, the Lessor described in the foregoing Lease Agreement, and that being authorized to do so executed the foregoing Lease Agreement, on behalf of the Lessor, for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal this 18th day of November, 1985.

(SEAL)                                    /s/WENDY LOOMIS RIGGS
                                          ---------------------------------
                                          Notary Public, State or Florida

                                          My commissions expires:

STATE OF FLORIDA

COUNTY OF BROWARD


         On this 18th day of November, 1985, before me, the undersigned notary public, personally appeared John Masciandaro, the Secretary of Colorado Prime (Florida), Inc., the Lessee described in the foregoing Lease Agreement, and that as such officer being authorized to do so executed the foregoing Lease Agreement, on behalf of the Lessee, for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal this 18th day of November, 1985.



               (SEAL)                       /s/WENDY LOOMIS RIGGS
                                            ---------------------------------
                                            Notary Public, State or Florida

                                            My commission expires:



                                            ---------------------------------



STATE OF NEW YORK


COUNTY OF SUFFOLK
          -------

         On this 18th day of November, 1985, before me, the undersigned notary public, personally appeared Gary Kalpakjian, the President of Colorado Prime (Florida), Inc., the Lessee described in the foregoing Lease Agreement, and that as such officer being authorized to do so executed the foregoing Lease Agreement, on behalf of the Lessee, for the purposes therein contained.


         IN WITNESS WHEREOF, I hereunto set my hand and official seal this 18th day of November, 1985.





              (SEAL)                        /S/KENNETH PAYNE
                                            ---------------------------------
                                             Notary Public, State of New York


                                             My commission expires:



                                            ---------------------------------

                      ASSIGNMENT TO BROWARD COUNTY, FLORIDA


         For value received the undersigned hereby Sells, assigns and transfers unto the Broward County, Florida, the foregoing Lease Agreement and the right to receive all payments thereunder this 18th day of November, 1985.

                                               KALPAKJIAN, MASCIANDAR0 AND
                                               MASCIANDAR0 PARTNERSHIP


                                            /S/JOHN MASCIANDARO
                                            ---------------------------------
                                               Partner




STATE OF FLORIDA

COUNTY OF BROWARD

         On this 18th day of November, 1985, before me, the undersigned notary public personally appeared John Masciandaro , who acknowledged himself to be a partner of Kalpakjian, Masciandaro and Masciandaro Partnership, the Assignor described in the foregoing Assignment, and that being authorized to do so executed the foregoing Assignment, on behalf of the Assignor, for the purposes therein contained.


         IN WITNESS WHEREOF, I hereunto set my hand and official seal this 18th day of November, 1985.



               (SEAL)                       /s/WENDY LOOMIS RIGGS
                                            ---------------------------------
                                            Notary Public, State or Florida

                                            My commission expires:



                                            ---------------------------------

                              ASSIGNMENT TO TRUSTEE



         For value received the undersigned hereby sells, assigns and transfers unto Barnett Banks Trust Company, N.A., as Trustee, the above Lease Agreement and all rights thereunder, pursuant to that certain Trust Indenture between Broward County, Florida and Barnett Banks Trust Company, N.A., dated as of November 1, 1985.


                                                BROWARD COUNTY, FLORIDA


                                              By:/s/ILLEGIBLE
                                                 ------------------------------
                                                  Vice Chairman, Board of County
                                                  Commissioners

                                    EXHIBIT A
                                  The "Realty"


                                LEGAL DESCRIPTION

1, 2, 3, 4 and 5 and 10 feet of Lot No. 6 of Pompano Industrial Park, according to the Plat thereof, recorded at Plat Book 102, Page 5 of the Public Records of Broward County.

                          AMENDMENT TO LEASE AGREEMENT

         This First Amendment to Lease Agreement "First Amendment", dated as of December 26, 1986 for reference purposes only is made by and between Kalpakjian, Masciandaro and Masciandaro partnership, a Florida general partnership ("Lessors") and Colorado Prime (Florida), Inc., a Florida corporation ("Lessee").

                                 R E C I T A L S

         WHEREAS, Landlord and Tenant previously entered into that certain Lease Agreement dated as of November 1, 1985 relating to the lease of certain premises located on Powerhouse Road, Pompano Beach, Florida; and

         WHEREAS, Landlord and Tenant wish to amend the Lease Agreement dated as of November 1, 1985 on the terms and conditions set forth herein:

         NOW, THEREFORE, Landlord and Tenant do hereby amend the Lease Agreement dated as of November 1, 1985 as follows:

         1. Section 3.1 The first sentence of Section 3.1 of the Lease Agreement is deleted in its entirety, and the following sentence inserted in lieu thereof:



         The term of this Lease and of the lease herein made shall begin on November 1, 1985, and, subject to the provisions of this Lease shall continue until December 31, 1996, but shall not in any event expire until the term of the Loan Agreement has expired and all sums required to be paid by the Lessor pursuant thereto have been paid.


         2. Section 3. 1 The sum of $165,510.00 is hereby inserted in the blank line which appears in the third line of Section 3.2 of the Lease Agreement.


         3. Except as expressly amended herein, the terms and conditions of the Lease Agreement dated as of November 1, 1985 remain unchanged and in full force and effect.


         IN WITNESS WHEREOF, this First Amendment to Lease Agreement is executed by Landlord and Tenant as of the date first appearing above.



                                      KALPAKJIAN, MASCIANDARO and
                                        MASCIANDARO PARTNERSHIP


                                      By: /S/JOHN MASCIANDARO
                                         ----------------------------

                                       COLORADO PRIME INC.



                                       By: /S/ILLEGIBLE
                                          ----------------------------

 CONSENT TO THE FOREGOING FIRST
 AMENDMENT TO LEASE AGREEMENT IS
 HEREBY GRANTED:

 BROWARD COUNTY, FLORIDA


 By:
    -------------------------------


 CONSENT TO THE FOREGOING FIRST
 AMENDMENT TO LEASE AGREEMENT IS
 HEREBY GRANTED:

 BARNETT BANKS TRUST COMPANY, N.A.,
 as Trustee


 By:
    -------------------------------








                                       -3-